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                                                                  EXHIBIT 23.4

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statement of Form S-3 (No. 33-62787), Registration Statement on Form S-4 (No. 333-03107) and in the Registration Statements on Form S-8 (Nos. 33-57083, 33-57077, 33-57081, 33-64553, 333-10389, and 333-17891) of AirTouch Communications, Inc.
of our reports dated February 23, 1998, on our audits of the consolidated financial statements and financial statement schedule of CMT Partners as of December 31, 1997 and 1996, and for the years ended December 31, 1997, 1996 and 1995, which reports are included in AirTouch Communications Inc. Annual Report on Form 10-K.



/s/ Coopers & Lybrand L.L.P.

San Francisco, California
March 19, 1998